Exhibit 3.7
Certificate Evidencing Common Units Representing Limited Partner Interests in Calumet Specialty Products Partners, L.P. CSP 0035 COMMON UNIT CUSIP 13147b 10 3 In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners L.P. as amended, supplemented or restated from time to time (the Partnership Agreement) Calumet Specialty Products Partners, LP. a Delaware limited partnership (the partnership) hereby certifies that Specimen (the holder) is the registered owner of Common Units representing smiled partner interests in the Partnering the Common Unit transterable on the book of the Partnership person or by duty authorized attorney upon surrender of this Certificate properly endorsed The rights preference and limitation Common units and are set forth in and this and me Common units represented hereby are issued and shall all aspects to subject to the terns arid provision of the Partnership Agreement Copies or the Partnership Agreement are on file at and Will to without charge cm delivery ot written Partnership the principal office ot the Partnership located at 2780 Waterfront freeway E. Dnve. Sytte 200. Indianapolis Indiana 62l. Capitalized forms used he form out the mortgage them the Partnership Agreement. The Holder by accepting the Certificate is deemed to how art requested admission as and agmed to become, a Limited Partner and 10 have agreed to comply with and be bound by and 10 have executed the Partnership Agreement for represented and the Holder has all right and authority and it an individual the capacity necessary 10 enter into The Partnership Agreement granted the Drawers of attorney provided for in the Partnership Agreement and or the given the consents and approvals contaied in the Partnership Agreement the holder of this security acknowledges for the benefit of the partnership that this security may mot be sold offered, resold, pledged or otherwise transferred if such transfer would violate the applicable federal or state securities laws or rules and regulations of the securities and exchange commission any state securities commission or any other governmental authority with jurisdiction over such transfer terminate the existence or qualification of the partnership under the laws of the state of delaware or cause the partnership to be thereto as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes in to the extent not already so treated the partnership may impose additional restrictions on the transfer of this security if it receives an opinion of counsel that such restriction the partnership becoming taxable as a corporation or otherwise becoming tax file as an entity for federal income tax purposes the restrictions set for shall not any transactions this security enter into through the facilities of any national securities exchange on which this security is listed of admitted to trading. cerfiticate shall not be valid for any purpose unless has been countersigned and registered by the transfer agent and registrar
Calumet Specialty Product! Partner by calumet gp llc president and chief executive officer secretary countersinged and registered

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT Custodian _____ TEN ENT — as tenants by the entireties (Cost) (Minor} JT TEN — as joint tenants with right of under Uniform Gifts to Minors Act survivorship and not as tenants in common Additional abbreviations, though not in the above list, may also be used. ASSIGNMENT OF COMMON UNITS IN CALUMET SPECIALTY PRODUCTS PARTNERS, For value received, hereby assigns, conveys, sells and transfers unto I (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Common Units representing limited partner interests evidenced certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as it attorney-in-fact with full power of substitution to transfer the same or of Calumet Specialty Products Partners, LP. Date:
NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change. Signature(s) Guaranteed: THE SIGNATURES) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS. SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15. No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.